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                                                                    Exhibit 99.1

[PENWEST LOGO] Penwest Pharmaceuticals Co.

PENWEST CONTACT:

Jennifer Good                       Colin Wheeler/Jim Fingeroth
Senior Vice President and           Kekst and Company
Chief Financial Officer             212-521-4800
845-878-8381
800-431-2457

                 PENWEST COMPLETES SALE OF EXCIPIENT BUSINESS TO

                     JOSEF RETTENMAIER HOLDING GMBH & CO. KG

PATTERSON, NY, FEBRUARY 27, 2003 - Penwest Pharmaceuticals (NASDAQ: PPCO), a drug delivery technology company, announced today that the sale of its excipient business to subsidiaries and affiliates of privately held Josef Rettenmaier Holding GmbH & Co. KG ("Rettenmaier") has been completed. On November 4, 2002, Penwest announced that it had signed a definitive agreement to sell substantially all of the assets and properties that comprise its excipient business to Rettenmaier for $39.5 million in cash and a promissory note of $2.25 million. Completion of the transaction today follows approval by Penwest shareholders, which occurred on February 25, 2003.

Tod R. Hamachek, Chairman and Chief Executive Officer of Penwest, said, "With this sale completed, we look forward to focusing all of our energies and resources on expanding the Company's drug delivery pipeline, both through developing pharmaceutical products internally, as well as with third-party collaborators.

"With the recent FDA acceptance for filing of the NDA for oxymorphone ER, which we jointly developed with Endo Pharmaceuticals, as well as several other drug solutions currently under development, our expanding development pipeline demonstrates the flexibility and broad applicability of Penwest's technology platform and our growing commitment to being a leader in the development of pharmaceutical products based on innovative drug delivery technologies."
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Banc of America Securities LLC acted as financial advisor to Penwest in connection with the transaction. Hale and Dorr LLP acted as Penwest's legal advisor. Altium Capital AG and CFC Capital LLC acted as advisors to Rettenmaier in connection with the transaction. Alston & Bird LLP and Pollath & Partner acted as Rettenmaier's legal advisors.

PENWEST PHARMACEUTICALS CO.

Penwest is a drug delivery company utilizing proprietary technologies to develop drugs internally and with third party collaborators. Four products utilizing Penwest's proprietary controlled release drug delivery technology, TIMERx(R), which were developed with collaborators such as Mylan Pharmaceuticals, Sanofi, Merck S.A. and Leiras, have been approved in various countries. In addition, the Company has several products in its pipeline that are in various stages of development.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

The matters discussed herein contain forward-looking statements that involve risks and uncertainties, which may cause Penwest's actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," "intends," "potential," and similar expressions are intended to identify forward-looking statements. Important factors that may cause actual results to differ include the risks involved in the reduction in Penwest's revenues and cash flows that the Rettenmaier sale will cause; the risk that the NDA for oxymorphone ER will not be approved by the FDA; the risk that even if approved, oxymorphone ER will not be commercially successful; the need to raise additional capital; dependence on collaborators to, among other things, sell products for which the Company receives royalties, file for regulatory approvals, and advance clinical development and commercialization of products; the ability to enter into additional collaborations; uncertainty of success of collaborations; the risk of patent litigation; regulatory risks relating to TIMERx(R) drugs in development; the timing of clinical trials; actual and potential competition; the timing
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and outcome of regulatory approval of products and other risks as set forth under the caption "Risk Factors" in Penwest's definitive proxy statement filed with the Securities and Exchange Commission on January 31, 2003, which risk factors are incorporated herein by reference. Penwest disclaims any intention or obligation to update any forward-looking statements.